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_______________________________________________________________________________

                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                  ___________________

                                       FORM 8-K
                                  ___________________



                                    CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported) June 28, 1996 (June 14, 1996)



                            COLEMAN WORLDWIDE CORPORATION
                (Exact name of registrant as specified in its charter)



            DELAWARE               1-11962               13-3704484
         (State or other          (Commission        (I.R.S. Employer
         jurisdiction of            File No.)       Identification No.)
         incorporation)



       1526 COLE BLVD., SUITE 300, GOLDEN, COLORADO          80401
         (Address of principal executive offices)          (Zip Code)



        Registrant's telephone number, including area code:      303-202-2400







_______________________________________________________________________________

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                            COLEMAN WORLDWIDE CORPORATION


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On June 14, 1996, pursuant to the terms of the Share Purchase Agreement dated February 27, 1996, between Butagaz S.N.C. ("Butagaz"), a subsidiary of Societe de Ptroles Shell S.A., and Bafiges S.A. ("Bafiges"), a subsidiary of
The Coleman Company, Inc. ("Coleman" or "Company"),an approximately 83% owned subsidiary of Coleman Worldwide Corporation, Coleman completed the purchase of 717,000 shares (approximately 59.9%) of the outstanding shares of Application des Gaz, S.A. ("ADG" or "Camping Gaz") at a price of French Franc 404 per share (approximately $78 per share at the then current exchange rate) or approximately $55.9 million in cash. On June 24, 1996, Bafiges commenced a tender offer for the 359,942 publicly held shares (30.1% of the outstanding shares) of ADG for French Franc 404 per share. Coleman expects the tender offer to close during July 1996 at which time Bafiges will complete the necessary steps to acquire all the publicly held shares. This action requires that Coleman and Butagaz on a combined basis control at least 95% of the voting control of the outstanding shares of ADG. Butagaz retained 119,889 (approximately 10.0%) of the outstanding shares of ADG and these shares are subject to put and call options whereby Butagaz may sell the shares to Bafiges and Bafiges may purchase the shares from Butagaz at a price of French Franc 404 per share subject to certain other conditions including the right of Butagaz to retain a seat on the board of ADG.

    Coleman financed the acquisition of the 717,000 shares of ADG with net proceeds from (i) a private placement issuance and sale of $85.0 million aggregate principal amount of 7.10% Senior Notes, Series A, due 2006 (the "Notes due 2006")and (ii) a private placement issuance and sale of $75.0 million aggregate principal amount of 7.25% Senior Notes, Series B, due 2008 (the "Notes due 2008"). The Notes due 2006 bear interest at the rate of 7.10% per annum payable semiannually, and the principal amount is payable in annual installments of $12.1 million each commencing June 13, 2000 with a final payment of $12.1 million due on June 13, 2006. If there is a default, the interest rate will be the greater of (i) 9.10 % or (ii) 2% above the prime interest rate. The Notes due 2008 bear interest at the rate of 7.25% per annum payable semiannually, and the principal amount is payable in annual installments of $15.0 million each commencing June 13, 2004 with a final payment of $15.0 million due on June 13, 2008. If there is a default, the interest rate will be the greater of (i) 9.25 % or (ii) 2% above the prime interest rate. The Notes due 2006 and the Notes due 2008 are unsecured and are subject to various restrictive covenants, including without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the Note Purchase Agreement.

    Shares acquired pursuant to the tender offer described above will be financed with proceeds from the private placements discussed above and the remaining net proceeds from the private placements will be used for general corporate purposes.

    Camping Gaz is the leading manufacturer and distributor of camping appliances in Europe. Camping Gaz had revenues of approximately $198.6 million for its fiscal year ended December 31, 1995.

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                            COLEMAN WORLDWIDE CORPORATION


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

              Coleman Worldwide Corporation has determined that it is impracticable to provide the required historical financial information with respect to the acquisition of the ADG business reported in this Current Report. Coleman Worldwide Corporation will file the required historical information under cover of an amended Form 8-K/A as soon as practicable, but in no event later than August 28, 1996.

    (b)  PRO FORMA FINANCIAL INFORMATION

              Coleman Worldwide Corporation has determined that it is impracticable to provide the required pro forma financial information with respect to the acquisition of the ADG business reported in this Current Report. Coleman Worldwide Corporation will file the required pro forma information under cover of an amended Form 8-K/A as soon as practicable, but in no event later than August 28, 1996.


    (c)  EXHIBITS

         EXHIBIT INDEX                   DESCRIPTION

         4.1 Note Purchase Agreement dated as of May 1, 1996 among the Company and the Purchasers party thereto (incorporated by reference to Exhibit 4.1 to the Coleman's Current Report on Form 8-K dated June 28, 1996).

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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        COLEMAN WORLDWIDE CORPORATION
                                                 (Registrant)




Date:    JUNE 28, 1996             By:  /s/ George Mileusnic
                                        ---------------------------
                                        George Mileusnic
                                        Executive Vice President and
                                        Chief Financial Officer












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